Monaker Group, Inc. 8-K

Exhibit 10.1

PREFERRED STOCK

EXCHANGE AGREEMENT

This Preferred Stock Exchange Agreement (this “Agreement”) dated and effective May ____, 2021 (the “Effective Date”), is by and between, Monaker Group, Inc., a Nevada corporation (the “Company”) and International Financial Enterprise Bank, Inc. (“IFEB”), each a “Party” and collectively the “Parties”.

W I T N E S S E T H:

WHEREAS, the Company desires to acquire five thousand eight hundred fifty (5,850) shares of cumulative, non-compounding, non-voting, non-convertible, perpetual Series A preferred shares of IFEB (the “Preferred Shares”), no par value per share;

WHEREAS, IFEB desires to acquire one million nine hundred fifty thousand (1,950,000) shares of common stock of the Company (the “Common Stock”), $0.00001 par value per share;

WHEREAS, IFEB desires to issue the Preferred Shares and exchange the Preferred Shares for shares of Company Common Stock, and the Company desires to issue shares of Common Stock and exchange the Common Stock for Preferred Shares; and

WHEREAS, the Company and IFEB desire to set forth in writing the terms and conditions of their agreement and understanding concerning the exchange of the Preferred Shares for shares of Common Stock.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, and considerations herein contained, and other consideration, which consideration the Parties hereby acknowledge and confirm the sufficiency and receipt of, the Parties hereto agree as follows:

1.

Mutual Representations, Covenants and Warranties of the Parties. Each of the Parties, for themselves and for the benefit of each of the other Parties hereto, represents, covenants and warranties that:

1.1.            Such Party has all requisite power and authority, corporate or otherwise, to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement constitutes the legal, valid and binding obligation of such Party enforceable against such Party in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general equitable principles;

1.2.            The execution and delivery by such Party and the consummation of the transactions contemplated hereby and thereby do not and shall not, by the lapse of time, the giving of notice or otherwise: (i) constitute a violation of any law; or (ii) constitute a breach of any provision contained in, or a default under, any governmental approval, any writ, injunction, order, judgment or decree of any governmental authority or any agreement, contract or understanding to which such Party or its assets are bound or affected;

Monaker Group, Inc. – IFEB Exchange

1.3.

Any individual executing this Agreement on behalf of an entity has authority to act on behalf of such entity and has been duly and properly authorized to sign this Agreement on behalf of such entity; and

2.

Exchange.

2.1.

The Preferred Shares shall have a coupon of 2% per annum, payable in quarterly instalments in arrears. The Preferred Shares are non-redeemable by the Company. However, IFEB may, by the vote of the holders of a majority of its common stock, as defined below, entitled to vote from time to time, call and redeem the Preferred Shares in exchange for the Common Stock plus accrued interest on the Preferred Shares at the time of any such redemption; and

2.2.

Upon a Change of Control, as hereinafter defined, the Company may cause IFEB to repurchase the Preferred Shares in exchange for the Purchase Price plus accrued interest at the time of any such Change of Control. “Change of Control” shall mean the sale of all or substantially all the assets of IFEB; any merger, consolidation or acquisition of IFEB with, by or into another corporation, entity or person; or any change in the ownership of more than fifty percent (50%) of IFEB’s voting securities or the economic rights of such IFEB’s securities.

3.

Representations, Warranties, Confirmations and Acknowledgements of IFEB. IFEB hereby represents and warrants to the Company, that:

3.1.

IFEB is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Puerto Rico and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. IFEB is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

3.2.

Capitalization and Voting Rights. The authorized capital of IFEB consists, or will consist immediately prior to the Closing, of:

3.2.1.      Preferred Stock. One Million (1,000,000) shares of preferred stock, no par value (the “Preferred Stock”) of which none are outstanding with no series designation.

3.2.2.      Common Stock. Twenty Million (20,000,000) shares of Class A common stock, par value $0.01 (the “Common Stock”), of which 3,845,103 shares are issued and outstanding.

3.2.3.      The outstanding shares of Common Stock and Preferred Stock are all duly and validly authorized and issued, fully paid and nonassessable, and were issued in accordance with the registration or qualification provisions of the Securities Act of 1933, as amended (the “Act”), and any relevant state securities laws, or pursuant to valid exemptions therefrom.

Monaker Group, Inc. – IFEB Exchange

3.2.4.      Except for the shareholders’ agreement dated as of March 14, 2018 (the “Shareholders’ Agreement”) between IFEB and the common shareholders, IFEB is not a party or subject to any agreement or understanding, and, to IFEB’s knowledge, there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security of IFEB.

3.3.

Authorization. All corporate action on the part of IFEB, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of IFEB hereunder, and the authorization, issuance sale and delivery of the Shares being sold hereunder has been taken or will be taken prior to the Closing, and this Agreement constitutes the valid and legally binding obligation of IFEB, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (c) to the extent the transaction contemplated hereby may require regulatory approval.

3.4.

Valid Issuance. The Preferred Shares being purchased by the Company hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and will be subject to restrictions on transfer under this Agreement and under applicable state and federal securities laws.

3.5.

Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of IFEB is required in connection with the consummation of the transactions contemplated by this Agreement, except (a) the filing pursuant to Regulation D promulgated by the Securities and Exchange Commission under the Act, as amended and the rules thereunder, which filing will be effected within fifteen (15) days of the sale of the Shares hereunder; (b) the filings required by IFEB’s regulator; or (c) such other post-closing filings as may be required.

3.6.

Offering. Subject in part to the truth and accuracy of the Company’s representations set forth in Section 4 of this Agreement, the offer, sale and issuance of the Preferred Shares as contemplated by this Agreement are exempt from the registration requirements of any applicable state and federal securities laws, and neither IFEB nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

3.7.

Disclosure. IFEB has fully provided the Company with all the information that the Company has requested for deciding whether to purchase the Preferred Shares. No certificates made or delivered in connection with this Agreement contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements herein or therein not misleading.

Monaker Group, Inc. – IFEB Exchange

3.8.

Additional Representations.

3.8.1.      IFEB is an “accredited investor”, as such term is defined in Regulation D of the Securities Act;

3.8.2.      IFEB is familiar with the business and operations of the Company and has been given the opportunity to obtain from the Company all information that IFEB has requested regarding its business plans and prospects;

3.8.3.      IFEB will acquire the Common Stock for its own account and not with a view to a sale or distribution thereof as that term is used in Section 2(a)(11) of the Securities Act, in a manner which would require registration under the Securities Act or any state securities laws;

3.8.4.      IFEB acknowledges that the Common Stock has not been registered under the Securities Act, nor registered or qualified under any state securities laws, and that the Common Stock is being offered and sold pursuant to an exemption from such registration and qualification based in part upon such IFEB’s representations contained herein;

3.8.5.      IFEB has such knowledge and experience in financial and business matters that IFEB is capable of evaluating the merits and risks of the Common Stock. IFEB can bear the economic risk of the Common Stock, has knowledge and experience in financial business matters and is capable of bearing and managing the risk of investment in the Common Stock. IFEB recognizes that the Common Stock has not been registered under the Securities Act, nor under the securities laws of any state and, therefore, cannot be resold unless the resale of the Common Stock is registered under the Securities Act or unless an exemption from registration is available. IFEB has carefully considered and has, to the extent IFEB believes such discussion necessary, discussed with its professional, legal, tax and financial advisors, the suitability of an investment in the Common Stock for its particular tax and financial situation and it and its advisers, if such advisors were deemed necessary, have determined that the Common Stock is a suitable investment for it. IFEB confirms that it has not been offered the Common Stock by any form of general solicitation or advertising;

3.8.6.      IFEB understands and acknowledges that each certificate or instrument representing the Common Stock will be endorsed with the following legend (or a substantially similar legend), unless or until registered under the Securities Act, or unless an exemption from registration exists in connection therewith:

Monaker Group, Inc. – IFEB Exchange

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE TRANSFER IS MADE IN COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES WHICH IS REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

3.8.7.      Prior to the IFEB’s entry into this Agreement, IFEB has had an opportunity to review, and has in fact reviewed, (i) the Company’s Annual Report on Form 10-K for the year ended February 29, 2020; and (ii) the Company’s current reports on Form 8-K and Form 10-Qs as filed with the SEC (which filings can be accessed by going to https://www.sec.gov/search/search.htm, typing “Monaker Group” in the “Company name” field, and clicking the “Search” button), from January 1, 2020, to the Effective Date, in each case (i) through (ii), including the audited and unaudited financial statements, description of business, risk factors, results of operations, certain transactions and related business disclosures described therein (collectively the “Disclosure Documents”) and an independent investigation made by it of the Company. IFEB acknowledges that due to its receipt of and review of the information described above, it has received similar information as would be included in a Registration Statement filed under the Securities Act.

4.

Big Boy Representation. IFEB acknowledges that it is a sophisticated investor engaged in the business of assessing and assuming investment risks with respect to securities, including securities such as the Common Stock, and further acknowledges that the Company is entering into this Agreement with IFEB in reliance on this acknowledgment and with IFEB’s understanding, acknowledgment and agreement that the Company is privy to material non-public information regarding the Company (collectively, the “Non-Public Information”), which Non-Public Information may be material to a reasonable investor, such as IFEB, when making investment disposition decisions, including the decision to enter into the Agreement, and IFEB’s decision to enter into the Agreement is being made with full recognition and acknowledgment that the Company is privy to the Non-Public Information, irrespective of whether such Non-Public Information has been provided to IFEB. IFEB hereby waives any claim, or potential claim, it has or may have against the Company relating to the Company’s possession of Non-Public Information.

Monaker Group, Inc. – IFEB Exchangee

5.

Representations of the Company. The Company hereby represents and warrants to IFEB, that:

5.1.

The Common Stock to be issued by the Company pursuant to this Agreement, when issued in accordance with the provisions hereof, will be validly issued by the Company, fully paid and nonassessable shares of the Company.

5.2.

The Company has full power and authority to enter into this Agreement and that such Agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

5.3.

This Agreement is made with the Company in reliance upon the Company’s representation to IFEB, which by the Company’s execution of this Agreement, the Company hereby confirms, that the Preferred Shares to be received by the Company will be acquired for investment for the Company’s own account, not as a nominee or agent, and not with a view to the distribution of any part thereof, and that the Company has no present intention of selling, granting any participation in, or otherwise distributing the same.

5.4.

The Company believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Preferred Shares. The Company further represents that it has had an opportunity to ask questions and receive answers from IFEB regarding the terms and conditions of the offering of the Preferred Shares and the business, properties, prospects and financial condition of IFEB.

5.5.

The Company is an “accredited investor” within the meaning of SEC Rule 501 of Regulation D, as presently in effect.

6.

Conditions to Closing

6.1.

Conditions of the Company’s Obligations at Closing. The obligations of the Company under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions.

6.1.1.      Representations and Warranties. The representations and warranties of IFEB contained herein shall be true on and as of the Closing.

6.1.2.      Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of Puerto Rico and the United States or of any state that are required in connection with the lawful issuance and sale of the Preferred Shares pursuant to this Agreement shall be duly obtained and effective as of the Closing.

6.1.3.      Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Company.

Monaker Group, Inc. – IFEB Exchange

6.2.

Conditions of IFEB’s Obligations at Closing. The obligations of IFEB to the Company under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by the Company:

 6.2.1.      Representations and Warranties. The representations and warranties of the Company contained herein shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

6.2.2.      Payment of Purchase Price. The Company shall issue the Common Stock to IFEB.

6.2.3.      Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of Puerto Rico and the United States or of any state that are required in connection with the lawful issuance and sale of the Common Stock pursuant to this Agreement shall be duly obtained and effective as of the Closing.

7.

Further Assurances. The Company and IFEB agree that, from time to time, each of them will take such other action and to execute, acknowledge and deliver such contracts, deeds, representations, confirmations or other documents as may be reasonably requested and necessary or appropriate to allow for the transactions contemplated herein.

8.

Entire Agreement. This Agreement sets forth all of the promises, agreements, conditions, understandings, warranties and representations among the Parties with respect to the transactions contemplated hereby and thereby, and supersedes all prior agreements, arrangements and understandings between the Parties, whether written, oral or otherwise.

9.

Controlling Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada and applicable laws of the United States of America.

10.

Finder’ Fee. Each Party represents that it neither is nor will be obligated for any finders’ fee or commission in connection with this transaction. The Company and IFEB agree to indemnify and to hold harmless one another from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or IFEB or any of their officers, partners, employees, or representatives is responsible.

11.

Expenses. All fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs and expenses.

Monaker Group, Inc. – IFEB Exchangee

12.

Savings Clause. If any provision of this Agreement is prohibited by law or held to be unenforceable, the remaining provisions hereof shall not be affected, and this Agreement shall continue in full force and effect as if such unenforceable provision had never constituted a part hereof, and the unenforceable provision shall be automatically amended so as best to accomplish the objectives of such unenforceable provision within the limits of applicable law.

13.

Review and Construction of Documents. IFEB represents to the Company and the Company represents to IFEB, that (a) before executing this Agreement, said Party has fully informed itself of the terms, contents, conditions and effects of this Agreement; (b) said Party has relied solely and completely upon its own judgment in executing this Agreement; (c) said Party has had the opportunity to seek and has obtained the advice of its own legal, tax and business advisors before executing this Agreement; (d) said Party has acted voluntarily and of its own free will in executing this Agreement; and (e) this Agreement is the result of arm’s length negotiations conducted by and among the Parties and their respective counsel.

14.

Specific Performance. Without limiting or waiving in any respect any rights or remedies of any party under this Agreement now or hereinafter existing at law or in equity or by statute, each of the parties hereto shall be entitled to seek specific performance of the obligations to be performed by the other in accordance with the provisions of this Agreement.

15.

Counterparts and Signatures. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, ..jpeg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party, each other party shall re execute the original form of this Agreement and deliver such form to all other parties. No party shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

[Remainder of page left intentionally blank. Signature page follows.]

Monaker Group, Inc. – IFEB Exchange

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date.

“Company”

Monaker Group, Inc.

By:	/s/ Bill Kerby

Its:	CEO

Printed Name:	Bill Kerby

“IFEB”

International Financial Enterprise Bank, Inc.

By:	/s/ Ralph Fatigate

Its:	President

Printed Name:	Ralph Fatigate

Monaker Group, Inc. – IFEB Exchange